DISCOVERY COMMUNICATIONS REPORTS
THIRD QUARTER 2009 RESULTS

Silver Spring, Maryland – November 3, 2009: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the third quarter ended September 30, 2009. The discussion below assumes the transaction between Discovery Holding Company (“DHC”), Discovery Communications Holding, LLC (“DCH”), and Advance/Newhouse Programming Partnership that resulted in Discovery becoming a public company occurred on January 1, 2008 and as such includes 100% of Discovery’s results.

David Zaslav, Discovery’s President and Chief Executive Officer, said, “Discovery continued to deliver strong operating results during the third quarter, growing Adjusted OIBDA 17% in a challenging global environment. We remain focused on strengthening our portfolio and programming while increasing our efficiency through targeted reductions in our overall cost structure. Our strategy has generated ratings momentum across our networks enabling us to grow market share and, along with our expanding distribution revenues and leaner cost structure, positions us for continued margin expansion as the economy strengthens.”

Revenues of $854 million were up slightly compared with the third quarter a year ago as 5% growth at U.S. Networks was partially offset by a 2% decline at International Networks, primarily the result of a $22 million unfavorable impact from foreign currency fluctuations. Adjusted Operating Income Before Depreciation and Amortization (1) (“OIBDA”) increased 17% to $364 million, driven by 18% growth at U.S. Networks and 7% growth at International Networks. Total Company Adjusted OIBDA margin increased to 43% for the third quarter from 37% for the same period a year ago.

Third quarter net income available to Discovery Communications, Inc., stockholders of $95 million ($0.22 per share) decreased $39 million compared to $134 million ($0.44 per share) for the third quarter a year ago. The decreased results primarily reflect the $53 million growth in Adjusted OIBDA and $39 million lower tax expense in the quarter, which were more than offset by a $91 million expense in the current year from the unrealized change in the fair value of the mark-to-market share-based compensation, compared with a benefit of $65 million in the third quarter a year ago.

Free cash flow was $29 million for the third quarter, a decrease of $170 million from the third quarter of 2008, primarily due to $81 million in cash taxes paid related to the sale of 50% of the Discovery Kids channel, as well as the timing of $59 million of additional tax payments related to prior periods. Excluding these taxes, free cash flow of $455 million for the nine months year-to-date increased $116 million compared to the same period in 2008. Free cash flow is defined as cash provided by operating activities less acquisitions of property and equipment.

(1) See the definition of Adjusted Operating Income Before Depreciation and Amortization on page 4.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	Change	2009	2008	Change
Revenues:
U.S. Networks	$522	$498	5%	$1,588	$1,526	4%
International Networks	293	300	(2%)	831	864	(4%)
Commerce, Education, and Other	38	45	(16%)	127	126	1%
Corporate	1	2	(50%)	6	23	(74%)

Total Revenues	$854	$845	1%	$2,552	$2,539	1%

Adjusted OIBDA:
U.S. Networks	$302	$257	18%	$907	$811	12%
International Networks	110	103	7%	298	280	6%
Commerce, Education, and Other	2	5	(60%)	13	2	NM
Corporate	(50)	(54)	7%	(144)	(145)	1%

Total Adjusted OIBDA	$364	$311	17%	$1,074	$948	13%

U.S. Networks

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	Change	2009	2008	Change
Revenues:
Distribution	$242	$231	5%	$737	$691	7%
Advertising	261	249	5%	795	776	2%
Other	19	18	6%	56	59	(5%)

Total Revenues	$522	$498	5%	$1,588	$1,526	4%

Adjusted OIBDA	$302	$257	18%	$907	$811	12%
Adjusted OIBDA Margin	58%	52%		57%	53%

U.S. Networks’ revenues in the third quarter of 2009 increased 5% to $522 million primarily driven by distribution and advertising revenue growth. Distribution revenue grew 5% largely from higher rates and subscriber growth primarily from networks carried on the digital tier, offset by the absence of $10 million due to the removal of Discovery Kids from the consolidated results following the sale of 50% of the entity on May 22, 2009. Excluding Discovery Kids from 2008 results, distribution revenue in the current quarter grew 10% compared with the third quarter a year ago. Advertising revenue increased 5% as a result of increased ratings, partially offset by lower cash sellouts due to softness in the economy.

Adjusted OIBDA increased 18% to $302 million in the current quarter, reflecting the 5% revenue growth and a 9% decline in operating expenses from lower marketing, selling and administrative costs, as well as from a decrease in programming costs. The decline in programming primarily reflects a content impairment charge of $17 million at TLC in the third quarter of 2008. Operating expenses would have decreased 4% excluding this content impairment charge and $4 million of increased costs related to OWN incurred in the current quarter.

International Networks

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	Change	2009	2008	Change
Revenues:
Distribution	$184	$188	(2%)	$540	$548	(1%)
Advertising	80	83	(4%)	215	238	(10%)
Other	29	29	0%	76	78	(3%)

Total Revenues	$293	$300	(2%)	$831	$864	(4%)

Adjusted OIBDA	$110	$103	7%	$298	$280	6%
Adjusted OIBDA Margin	38%	34%		36%	32%

International Networks’ revenues for the third quarter decreased 2% to $293 million due to a $22 million unfavorable impact from foreign currency fluctuations. Excluding the impact of foreign currency fluctuations, revenues for the current quarter increased 6% driven by 9% advertising revenue growth, primarily at EMEA from higher viewership and an increased subscriber base, as well as 5% affiliate revenue growth led by Latin America and Asia-Pacific from increased subscribers.

Adjusted OIBDA, which included a $2 million unfavorable impact related to foreign exchange rates, increased 7% to $110 million as the 2% revenue decline was more than offset by an 8% decrease in operating expenses. Excluding the impact of foreign currency, Adjusted OIBDA increased 10% reflecting the 6% revenue growth partially offset by 3% higher operating expenses as increased programming expenses were mostly offset by lower marketing and personnel costs.

Commerce, Education, and Other

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	Change	2009	2008	Change
Revenues	$38	$45	(16%)	$127	$126	1%
Adjusted OIBDA	$2	$5	(60%)	$13	$2	NM

Commerce, Education and Other third quarter revenues of $38 million declined $7 million from the third quarter of 2008, primarily from lower commerce revenues as a result of the transition to a new licensing model and a decline in sound services, partially offset by increased educational revenues from higher streaming volumes. Adjusted OIBDA decreased $3 million primarily from lower results in sound services, partially offset by cost reductions from the transition of our commerce business to a licensing model.

Corporate

Adjusted OIBDA increased $4 million when compared to the third quarter a year ago due primarily to lower consulting costs.

FULL YEAR 2009 OUTLOOK

For the full year ended December 31, 2009, Discovery Communications, Inc., expects total revenue between $3,450 million and $3,500 million, Adjusted OIBDA between $1,430 million and $1,460 million, and net income available to Discovery Communications, Inc. stockholders of $525 million to $550 million. Our outlook incorporates current foreign exchange rates for revenues and expenses, the removal of Discovery Kids from our consolidated operations, current share price for mark-to-market share-based compensation calculations and the impact of OWN.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA and Free Cash Flow

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and adjusted operating income before depreciation and amortization (“Adjusted OIBDA”). Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market share-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) impairment charges, and (vi) gains (losses) on business and asset dispositions. The Company uses this measure to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses and also provides investors a measure to analyze the operating performance of each segment against historical data. The Company excludes mark-to-market share-based compensation, exit and restructuring charges, impairment charges, and gains (losses) on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility or non-recurring nature. The Company also excludes the amortization of deferred launch incentive payments because these payments are infrequent and the amortization does not represent cash payments in the current reporting period.

The Company defines free cash flow as cash provided by operations less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to shareholders.

Because Adjusted OIBDA and free cash flow are non-GAAP measures, they should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance reported in accordance with U.S. GAAP. Please review the supplemental financial schedules beginning on page 9 for reconciliations to GAAP measures.

OTHER ITEMS

In August 2009, the Company issued $500 million of senior notes at 5.625% maturing on August 15, 2019. Net proceeds were primarily used to repay outstanding debt.

The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. This recast reflects the adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 810, Consolidation.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 4:30 p.m. EST to discuss its third quarter 2009 results. To listen to the call, visit http://www.discoverycommunications.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 25, 2009. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2009 outlook. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications	Investor Relations

Michelle Russo (240) 662-2901 michelle—russo@discovery.com	Craig Felenstein (212) 548-5109 craig—felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; dollars in millions, except per share amounts)

	Three Months Ended		Nine Months
			Ended
	September 30,		September 30,
	2009	2008 (a) 2009		2008 (a)
Revenues:
Distribution	$426	$419	$1,277	$1,239
Advertising	341	332	1,010	1,014
Other	87	94	265	286

Total revenues	854	845	2,552	2,539

Costs of revenues, excluding depreciation and amortization listed below	257	262	767	758
Selling, general and administrative	338	224	929	845
Depreciation and amortization	40	50	118	146
Restructuring and impairment charges	4	13	47	17
Gain on business disposition	—	—	(252)	—

	639	549	1,609	1,766

Operating income	215	296	943	773
Interest expense, net	(66)	(61)	(183)	(196)
Other non-operating income (expense), net	6	(8)	34	(4)

Income from continuing operations before income taxes	155	227	794	573
Provision for income taxes	(54)	(93)	(391)	(285)

Income from continuing operations, net of taxes	101	134	403	288
Income from discontinued operations, net of taxes	—	40	—	42

Net income	101	174	403	330
Less: Net (income) loss attributable to non-controlling interests	—	(40)	2	(119)

Net income attributable to Discovery Communications, Inc.	101	134	405	211
Stock dividends to preferred interests	(6)	—	(8)	—

Net income available to Discovery Communications, Inc. stockholders	$95	$134	$397	$211

Amounts available to Discovery Communications, Inc. stockholders:
Income from continuing operations, net of taxes	$95	$94	$397	$169
Income from discontinued operations, net of taxes	—	40	—	42

Net income	$95	$134	$397	$211

Income per share from continuing operations available to Discovery Communications, Inc. stockholders, basic and diluted	$0.22	$0.31	$0.94	$0.59
Income per share from discontinued operations available to Discovery Communications, Inc. stockholders, basic and diluted	—	0.13	—	0.15

Net income per share available to Discovery Communications, Inc. stockholders, basic and diluted	$0.22	$0.44	$0.94	$0.74

Weighted average number of shares outstanding:
Basic	424	302	423	287

Diluted	427	302	424	287

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; dollars in millions)

	September 30,	December 31,
	2009	2008(a)
ASSETS
Current assets:
Cash and cash equivalents	$401	$
			100
Receivables, net of allowances of $16 and $16, respectively	775		780
Content rights, net	76		73
Prepaid expenses and other current assets	165		156

Total current assets	1,417		1,109
Noncurrent content rights, net	1,225		1,163
Property and equipment, net	417		395
Goodwill	6,438		6,891
Intangible assets, net	654		716
Other noncurrent assets	590		210

Total assets	$10,741		$10,484

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN SUBSIDIARIES, AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$394		$421
Current portion of long-term debt	39		458
Other current liabilities	329		191

Total current liabilities	762		1,070
Long-term debt	3,472		3,331
Other noncurrent liabilities	416		473

Total liabilities	4,650		4,874
Commitments and contingencies
Redeemable non-controlling interests in subsidiaries	49		49
Equity:
Preferred stock	2		2
Common stock	3		3
Additional paid-in capital	6,589		6,545
Accumulated deficit	(531)		(936)
Accumulated other comprehensive loss	(35)		(78)

Equity attributable to Discovery Communications, Inc.	6,028		5,536
Equity attributable to non-controlling interests	14		25

Total equity	6,042		5,561

Total liabilities, redeemable non-controlling interests in subsidiaries, and equity	$10,741		$10,484

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; dollars in millions)

	Nine Months Ended September 30,
	2009		2008(a)
OPERATING ACTIVITIES
Net income		$403	$330
Adjustments to reconcile net income to cash provided by operating activities:
Share-based compensation expense (benefit)		196	(47)
Depreciation and amortization		118	195
Asset impairments		26	—
Gains on business dispositions		(252)	(67)
Gains on asset dispositions		—	(9)
Gain on sale of securities		(13)	—
Deferred income taxes		(33)	122
Other noncash expenses, net		26	62
Changes in operating assets and liabilities, net of discontinued operations:
Receivables, net		—	(29)
Accounts payable and accrued liabilities		(21)	(18)
Other, net		(92)	(116)

Cash provided by operating activities		358	423
INVESTING ACTIVITIES
Purchases of property and equipment		(43)	(84)
Net cash acquired from Newhouse Transaction		—	45
Business acquisitions, net of cash acquired		—	(8)
Proceeds from asset dispositions		—	13
Proceeds from business dispositions		300	126
Proceeds from sales of securities		22	24

Cash provided by investing activities		279	116
FINANCING ACTIVITIES
Ascent Media Corporation spin-off		—	(356)
Net repayments of revolver loans		(315)	(89)
Borrowings from long-term debt, net of discount and issuance costs		970	—
Principal repayments of long-term debt		(1,007)	(191)
Principal repayments of capital lease obligations		(7)	(12)
Cash distribution to non-controlling interest		(9)	—
Proceeds from stock option exercises		26	—
Other financing activities, net		(1)	(10)

Cash used in financing activities		(343)	(658)
Effect of exchange rate changes on cash and cash equivalents		7	2

CHANGE IN CASH AND CASH EQUIVALENTS		301	(117)
Cash and cash equivalents of continuing operations, beginning of period		100	8
Cash and cash equivalents of discontinued operations, beginning of period		—	201

	$
CASH AND CASH EQUIVALENTS, END OF PERIOD		401	$92

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; dollars in millions)

	Three Months Ended September 30, 2009
	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Share-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income
U.S. Networks	$302	$(7)	$(5)	$—	$(1)	$289
International Networks	110	(11)	(9)	—	(3)	87
Commerce, Education, and Other	2	(2)	—	—	—	—
Corporate	(50)	(20)	—	(91)	—	(161)

Total	$364	$(40)	$(14)	$(91)	$(4)	$215

	Three Months Ended September 30, 2008
	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Share-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income
U.S. Networks	$257	$(12)	$(6)	$(1)	$(13)	$225
International Networks	103	(12)	(11)	—	—	80
Commerce, Education, and Other	5	(2)	—	—	—	3
Corporate	(54)	(24)	—	66	—	(12)

Total	$311	$(50)	$(17)	$65	$(13)	$296

(a)	Total amount represents exit and restructuring charges.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; dollars in millions)

	Nine Months Ended September 30, 2009
	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Share-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income
U.S. Networks	$907	$(23)	$(16)	$(1)	$224	$1,091
International Networks	298	(32)	(25)	—	(13)	228
Commerce, Education, and Other	13	(4)	—	—	(1)	8
Corporate	(144)	(59)	—	(176)	(5)	(384)

Total	$1,074	$(118)	$(41)	$(177)	$205	$943

	Nine Months Ended September 30, 2008
	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Share-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income
U.S. Networks	$811	$(40)	$(26)	$(7)	$(13)	$725
International Networks	280	(32)	(33)	—	—	215
Commerce, Education, and Other	2	(7)	—	—	(4)	(9)
Corporate	(145)	(67)	—	54	—	(158)

Total	$948	$(146)	$(59)	$47	$(17)	$773

(a)	Total amount in 2009 represents the pre-tax gain on the sale of Discovery Kids of $252 million, asset impairments of $26 million and exit and restructuring charges of $21 million. Total amount in 2008 represents exit and restructuring charges.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited; dollars in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	Change	2009	2008	Change
Cash provided by operating activities	$38	$241	$(203)	$358	$423	$(65)
Acquisition of property and equipment	(9)	(42)	33	(43)	(84)	41

Free cash flow	$29	$199	$(170)	$315	$339	$(24)

RECONCILIATION OF 2009 OUTLOOK TO GAAP MEASURES

	Full Year 2009
Net income available to Discovery Communications, Inc. stockholders	$	525	To	$	550
Interest expense, net		260	To		240
Depreciation and amortization		155	To		150
Other expense, including amortization of deferred launch incentives,		490	To		520
mark-to-market share-based compensation, asset impairment, exit and restructuring costs, gain (loss) on business disposition, gain (loss) on sale of securities, equity earnings in unconsolidated affiliates, unrealized and realized gains and losses from derivatives, income tax expense, net loss (income) attributable to non-controlling interests, and stock dividends to preferred interests

Adjusted OIBDA	$	1,430	To	$	1,460

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; dollars in millions, except per share amounts)

BORROWINGS
As of
September 30, 2009
$1.6 billion Revolving Credit Facility, due October 2010	$—
$1.5 billion Term Loan B, due quarterly September 2007 to May 2014	1,466
$500 million Term Loan C, due quarterly June 2009 to May 2014	498
8.37% Senior Notes, semi-annual interest, due March 2011	220
8.13% Senior Notes, semi-annual interest, due September 2012	235
Floating Rate Senior Notes, semi-annual interest, due December 2012 (1.99 % at September 30, 2009)	90
6.01% Senior Notes, semi-annual interest, due December 2015	390
5.625% Senior Notes, semi-annual interest, due August 2019	500
Other notes payable	1
Capital lease obligations	125

Total long-term debt	3,525
Unamortized discount	(14)

Long-term debt, net	3,511
Less: Current portion	39

Noncurrent portion	$3,472

SHARE—BASED COMPENSATION
	As of September 30, 2009
	Total Units	Weighted	Vested Units	Weighted
Long-Term	Outstanding	Average	Outstanding	Average
Incentive Plans	(in millions)	Exercise Price	(in millions)	Exercise Price
Discovery Appreciation Plan	16.9	$18.76	0.1	$21.64
Stock Appreciation Rights	3.5	14.46	0.7	14.44
Stock options	16.3	15.15	1.0	13.94

Total share-based compensation plans	36.7	$16.75	1.8	$14.56

NET OF TAX GAIN RECONCILIATION FOR DISCOVERY KIDS TRANSACTION
Pre-tax gain on sale of 50% of Discovery Kids	$252
Tax recorded on book gain	(93)
Tax recorded on goodwill allocated to the 50% of Discovery Kids sold	(81)
Tax recorded on step-up of book value for the retained 50% of Discovery Kids	(32)

Net of tax gain	$46